Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 03/20/2013 11:32 AM
ID: 2013-000640092

Profit Corporation
Articles of Incorporation

1. Corporation name:

Blue Sky Media Corporation

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Northwest Registered Agent Service, Inc.
412 N. Main Street, Ste. 100
Buffalo, WY 82834

3. Mailing address of the corporation:

412 N. Main Street, Ste. 100
Buffalo, WY 82834

4. Principal office address:

412 N. Main Street, Ste. 100
Buffalo, WY 82834

5. Number and class of shares the corporation will have the authority to issue:

75,000,000

6. Incorporators (*list names and addresses of each incorporator*):

Hannah Grabowski
412 N. Main Street, Ste. 100
Buffalo, WY 82834

Received
MAR - 4 2013
Secretary of State
Wyoming

Received
MAR 18 2013
Secretary of State
Wyoming

7. Execution (*all incorporators must sign*):

Signature: [signature] **Date:** 02/26/2013 *(mm/dd/yyyy)*

Print Name: Hannah Grabowski

Signature: ______________ **Date:** ______ *(mm/dd/yyyy)*

Print Name:

Signature: ______________ **Date:** ______ *(mm/dd/yyyy)*

Print Name:

Contact Person: Hannah Grabowski

Daytime Phone Number: (307) 363-1922 Email: hbluesky77@aol.com

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, Northwest Registered Agent Service, Inc. , registered office located at
(name of registered agent)

412 N. Main Street
STE 100
Buffalo, WY 82834
voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for BLUE SKY MEDIA CORPORATION
([redacted] entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 2-26-13
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Dan Keen Daytime Phone: (509) 768-2249

Title: President Email: sales@northwestregisteredagent.com

Registered Agent Mailing Address
(if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☐ Submit one **originally signed** consent to appointment and one exact photocopy.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Blue Sky Media Corporation

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **20th** day of **March, 2013**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 03/20/2013

Max Maxfield
Secretary of State

By: Beth All

Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Corporate Creations Network Inc. , registered office located at
(name of registered agent)

5830 E. 2nd Street
Casper, WY 82609

voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Blue Sky Media Corporation
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 10/06/2015
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Lauren Vadney Daytime Phone: (561) 694-8107

Title: Special Secretary Email: Lauren.Vadney@corpcreations.com

Registered Agent Mailing Address
(if different than above):

***If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 10/17/2015 10:31 AM
Original ID: 2013-000640092
Amendment ID: 2015-001776487

Statement of Change By Business Entity

1. Name of the business entity:
Blue Sky Media Corporation

2. Name of current registered agent and physical address of current registered office:

Current Registered Agent: Northwest Registered Agent Service, Inc.

Current Registered Office Address: 412 N Main St Ste 100 Buffalo, WY 82834 USA

3. Name of new registered agent and physical Wyoming address of new registered office (cannot be a PO Box):

New Registered Agent: Corporate Creations Network Inc.

For consistency the Secretary of State's Office will only keep one version of the agent's name on file.

New Registered Office Address: 5830 E. 2nd Street Casper, WY 82609

Registered Agent Mailing Address (if different than above):

4. I hereby certify that the new registered office and the registered agent comply with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

5. The mailing address of my business should be changed to reflect the new registered office address. Yes (No)

6. The principal address of my business should be changed to reflect the new registered office address. Yes (No)

7. After the changes are made, the physical address of the registered office and business office of the registered agent will be identical.

Signature: ______________________ **Date:** 10/06/2015
(Shall be executed by an authorized individual) *(mm/dd/yyyy)*

Print Name: Kristine Duran Contact Person: Kristine Duran

Title: Special Secretary Daytime Phone: (561) 694-8107

Email: Kristine@corpcreations.com *(Email provided will receive annual report reminders and filing evidence.)*
May list multiple email addresses

Checklist

- ✓ *No Filing Fee*
- ✓ The Statement must be accompanied by a written consent to appointment executed by the registered agent.
- ✓ Please submit one **originally signed** document of the filing.
- ✓ **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

RA-RO ChangeByEntity – Revised January 2015

Received
OCT 12 2015
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 12/07/2015 02:01 PM
Original ID: 2013-000640092
Amendment ID: 2015-001829827

Update Form

Date: 09/24/2015

To: Wyoming Secretary of State's Office
200 W 24th St Ste 110
Cheyenne, WY 82002

Name of Entity: Blue Sky Media Corporation

ID#: 2013-000640092

The above entity is requesting an update be made to reflect their most current information:

Principal Address: 412 N Main St Ste 100 Buffalo, WY 82834

Mailing Address: 412 N Main St Ste 100 Buffalo, WY 82834

Phone: 509-768-2249

Fax: 855-330-1010

Email: reports@northwestregisteredagent.com

Received
OCT 15 2015
Secretary of State
Wyoming

Signature: [signature]

Printed Name: Tom Glover

Title: Authorized Individual

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 11/03/2015 11:11 AM
Original ID: 2013-000640092
Amendment ID: 2015-001782991

Profit Corporation
Articles of Amendment

1. Corporation name:

Blue Sky Media Corporation

2. Article(s) Name is amended as follows:

~~Klear Kapture, Inc.~~ Life Clips, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 10/06/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was adopted by the Board of Directors without shareholder approval. This name change amendment was duly approved on October 6, 2015.

Received
OCT 30 2015
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature] **Date:** 10/06/2015
(mm/dd/yyyy)

Print Name: Robert Gruder

Title: President

Contact Person: Robert Gruder

Daytime Phone Number: (704) 277-2089 Email: bgruder@klearkapture.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Life Clips, Inc.**
Old Name: **Blue Sky Media Corporation**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **3rd** day of **November, 2015**

Secretary of State

By: Janelle Iddings

Filed Date: 11/03/2015

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

Life Clips, Inc.

2. Article(s) 5 is amended as follows:

Article V has been replaced in its entirety by Annex I attached hereto.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 12/05/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
- 4 2016
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

These Articles of Amendment were duly adopted by the Board of Directors of the Corporation, and the shareholders holding a majority of the voting power of the issued and outstanding capital stock of the Corporation, in the manner required by this act and by the Articles of Incorporation of the Corporation.

Signature: ____________________ **Date:** 12/15/2015
(mm/dd/yyyy)

Print Name: Robert Gruder

Title: Chief Executive Officer

Contact Person: Robert Gruder

Daytime Phone Number: (800) 292-8991 Email: bgruder@lifeclips.com

Checklist

- ✔ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✔ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✔ Please submit one **originally signed** document and one exact photocopy of the filing.

ANNEX I

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
LIFE CLIPS, INC.

ARTICLE 5 of the Articles of Incorporation of the Corporation shall be deleted in its entirety and replaced with the following:

"(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Three Hundred Twenty Million (320,000,000). Three Hundred Million (300,000,000) shares shall be Common Stock, each share with a par value of $0.001, and Twenty Million (20,000,000) shares shall be Preferred Stock, each share with a par value of $0.001.

(B) Forward Stock Split. Effective upon the "Effective Time" (as defined below), all issued and outstanding shares of Common Stock (the "Existing Common Stock") of the Corporation shall be, and hereby are, automatically reclassified as follows: Each one (1) share of Existing Common Stock shall automatically be reclassified, changed, and converted into (the "Forward Stock Split") eleven (11) validly issued, fully paid, and non-assessable shares of Common Stock, par value $0.001 per share (the "New Common Stock"). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock shall be cancelled and shall represent only the right of the holders thereof to receive New Common Stock. From and after the Effective Time, the term New Common Stock as used in this Article 5 shall mean Common Stock as provided in these Articles of Amendment to the Articles of Incorporation, including the par value therefore. The "Effective Time" shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Forward Stock Split, subject to the prior filing and recording of these Articles of Amendment to the Articles of Incorporation in the office of Secretary of State of the State of Wyoming."

(C) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Articles of Amendment to the Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in certificates of determination

or this Corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The board of directors of this Corporation is expressly granted authority, without shareholder approval, and within the limits of the Wyoming Business Corporations Act, to take all of the foregoing action.

(D) Other Designations. The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the Board of Directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's Bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.